Exhibit 10.28

STOCK PURCHASE AGREEMENT REGARDING

ORDINARY SHARES OF SEVEN ARTS PICTURES PLC

Between

SMITH & WILLIAMSON TRUSTEES (JERSEY) LIMITED

and

FLETCHER INTERNATIONAL, LTD.
___________________________

31 December 2010
___________________________

THIS STOCK PURCHASE AGREEMENT is made the 31st day of December 2010

BETWEEN

(1)
Smith & Williamson Trustees (Jersey) Limited, acting in their capacity as the trustee of the Trust (as defined below) with with registered number 33876 and a registered office of IFG House, 15 Union Street, St. Helier, Jersey, Channel Islands, JE1 IFG (the "Trustee"), and

(2)	Fletcher International, Ltd. a company organized under the laws of Bermuda ("Fletcher").

WHEREAS

A.
The Trustee is the trustee for the time being of a trust governed under the laws of England & Wales known as "The Seven Arts Pictures Employee Benefit Trust" (the "Trust") such trust being settled by a trust deed dated 21 October 2008 and made between Seven Arts Pictures PLC (the "Issuer") and the Trustee,

B.
BRG Investments, LLC (a wholly owned subsidiary of Fletcher), the Issuer and Seven Arts Entertainment, Inc. have entered into an Agreement of even date herewith (the "Venture Agreement"), providing for the purchase and sale of up to 300,000 shares of Series A Preferred Stock of Seven Arts Entertainment, Inc. on the terms and subject to the conditions set forth therein,

C.
Fletcher wishes to acquire from the Trustee 447,167 Ordinary Shares (the "Shares") of the Issuer trading on NASDAQ (the "Exchange") under the symbol of SAPX, for an aggregate purchase price of US $370,746.16 (the "Purchase Price") to be payable as provided herein,

D.
To induce Fletcher to enter into this Agreement, Fletcher and the Issuer have entered into a Put Agreement of even date herewith (the "Put Agreement"), providing for the right of Fletcher to require the Issuer to acquire the Shares from Fletcher on the terms and subject to the conditions set forth therein, and

E.
To induce Fletcher to enter into this Agreement and the Put Agreement, Peter Hoffman has executed and delivered to Fletcher a Guarantee of even date herewith (the "Guarantee"), providing for Mr. Hoffman's guarantee of the obligations of the Trustee under this Agreement and the Issuer under the Put Agreement,

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	As used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings set out next thereto:

"Agreement"	shall mean this Stock Purchase Agreement.

"Business Day"	shall have the meaning provided therefor in the Venture Agreement.

"Completion"	shall have the meaning set out in Paragraph 2.2.

"Exchange"	shall have the meaning set out in the Recitals.

"Gurantee"	shall have the meaning set out in the Recitals.

"Issuer"	shall have the meaning set out in the Recitals.

"Ordinary Shares"	shall mean ordinary shares with a par value of £0.25 each now or hereafter authorised and issued in the capital of the Issuer and shares or debt of any other class into which such shares may hereafter have been reclassified or changed.

"Person"	shall mean an individual or a partnership, trust, incorporated or unincorporated association, joint venture, limited liability trust, government (or an agency or political subdivision thereof) or other entity of any kind.

"Purchase Price"	shall have the meaning set out in the Recitals.

"Put Agreement"	shall have the meaning set out in the Recitals.

"Shares"	shall have the meaning set out in the Recitals.

"Trading Day"	means a day on which the price of the Ordinary Shares is quoted on the Exchange.

"Trust"	shall have the meaning set out in the Recitals.

"Venture Agreement	shall have the meaning set out in the Recitals.

2.	PURCHASE AND SALE OF SHARES

2.1
 Sale of Shares. Subject the satisfaction or waiver of the conditions set forth in Paragraph 2.3 below, on the date of Completion, by these presents, the Trustee agrees to sell to Fletcher and Fletcher agrees to acquire from the Trustee the Shares.

2.2
Completion. Subject the satisfaction or waiver of the conditions set forth in Paragraph 2.3 below, the purchase and sale of the Shares ("Completion") shall be made on the next Trading Day after the date of this Agreement or such other Trading Day as Fletcher and the Trustee mutually agree by wire payment of the Purchase Price by Fletcher to the following bank account of the Trustee:

HSBC USA NA Wilmington Delaware USA
Swift: MRMDUS33
A/C Name: Standard Bank Jersey Limited (SBICJESH)
Account Number: 000153885
Sub Account Name: Stockbroking Client Account
Sub Account Number: 57006680
Ref: (clients SB37404 - Seven Arts Pictures Employee Benefit Trust)

and payment and simultaneous DTC transfer by the Trustee of the Shares to the following brokerage account of Fletcher:

Credit Suisse
DTC# 0355

2.3
Conditions to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the satisfaction of the following conditions precedent, unless expressly waived in writing by Fletcher (which waiver may be given or withheld in Fletcher's sole discretion):

2.3.1
Compliance. On the date of Completion, (i) the representations and warranties made by the Trustee in this Agreement shall be true and correct in all respects; and (ii) the Trustee shall have complied fully with all of the covenants and agreements in this Agreement;

2.3.2
Opinion of Counsel. On the date of Completion, the Trustee shall have delivered to Fletcher an opinion of Baker & Hostetler LLP satisfactory to Fletcher, dated the date of delivery, confirming the substance of the matters covered by Paragraph 3.1.6 hereof;

2.3.3	Listing. From the date hereof through the date of Completion, the Shares shall be, and have been, duly listed and admitted for trading on the Exchange; and

2.3.4	Other Agreements. On the date of Completion, the Put Agreement, the Guarantee and the Venture Agreement shall remain in full force and effect and binding upon all parties thereto.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties by the Trustee. On the date of this Agreement and the date of Completion, the Trustee hereby makes the following representations and warranties to Fletcher:

3.1.1	Organisation. The Trust is properly established, and validly existing under the laws of England and Wales.

3.1.2
Authority. The Trustee has the same full and unrestricted powers of investment in all respects as if they were absolute beneficial owners of the Trust Fund (as defined in the Trust). The Trustee therefore has the requisite power to enter into this Agreement. The execution and delivery of this Agreement by the Trustee and the undertaking by it of the transactions contemplated hereby has been duly authorised by all necessary action on the part of the Trustee. This Agreement is and will be a valid and binding obligation of the Trustee enforceable against it in accordance with its terms.

3.1.3
No Conflicts. The execution and performance of this Agreement by the Trustee and the Trustee's use of the proceeds of the purchase and sale contemplated hereby do not and will not (i) conflict with or violate any provisions of the Trust's governing documents; (ii) constitute a default under, or give to others any rights of termination of, any agreement relating to the Trust to which the Trustee is a party; (iii) result in a breach of any law, regulation, or other restriction of any kind or (iv) permit any claim by any third party against Fletcher.

3.1.4	Consents and Approvals. The Trustee is not required to obtain any consent or approval from any Person in connection with the execution and performance by the Trustee of this Agreement.

3.1.5
Ownership. The Trustee, on behalf of the Trust, is the sole and exclusive owner of, and has good and marketable title to, the Shares, free and clear of any liens, encumbrances, conditions or claims. Upon consummation of the purchase and sale contemplated herein, Fletcher shall be the sole and exclusive owner of the Shares, including all right, title and interest therein and thereto, free and clear of any liens, encumbrances, conditions or claims.

3.1.6
Resale of Shares. There are no limitations of any kind, whether contractual, legal or otherwise, that would prohibit, limit, restrict or otherwise impair Fletcher's ability to resell the Shares on the Exchange immediately and without notice to any governmental authority or other Person. Without limiting the foregoing, the Trustee represents and warrants that (i) it is not and has not at any time been an "affiliate" of the Issuer as the term "affiliate" is defined for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, of the United States of America and (ii) the Trust has owned and held the Shares for a period exceeding one year prior to the date of this Agreement.

3.2	Representations and Warranties of Fletcher. On the date of this Agreement and the date of Completion, Fletcher hereby represents and warrants to the Trustee as follows:

3.2.1
Organisation. Fletcher is duly organized and validly existing under the laws of Bermuda with all necessary corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

3.2.2
Authority. Fletcher has all necessary corporate power and authority to enter into and to undertake the transactions contemplated hereby and to otherwise to carry out its obligations. The execution and delivery of this Agreement by Fletcher and the undertaking by it of the transactions contemplated hereby has been duly authorised by all necessary action on the part of Fletcher. This Agreement is or will be a valid and binding obligation of Fletcher enforceable against it in accordance with its terms.

3.2.3
No Conflicts. The execution and performance of this Agreement by Fletcher does not and will not (i) conflict with or violate any provisions of the Fletcher's governing documents; (ii) constitute a default under, or give to others any rights of termination of, any agreement to which Fletcher is a party; or (iii) result in a breach of any law, regulation, or other restriction of any kind by Fletcher.

3.2.4	Consents and Approvals. Fletcher is not required to obtain any consent or approval from any Person in connection with the execution and performance by Fletcher of this Agreement.

4.	MISCELLANEOUS

4.1	Professional Costs. Each party shall pay the costs and expenses of its own advisers, if any, incidental to the negotiation, preparation and execution, of this Agreement.

4.2
Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

4.3
Notices. Any notice or other communication required given hereunder shall be in writing and shall be deemed to have been properly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours) whichever shall first occur. The addresses for such communications shall be:

If to the Trustee to:	Smith & Williamson Trustees (Jersey) Limited IFG House 15 Union Street St Helier, Jersey JE1 1FG Tel: 44 1534 714500 Fax: 44 1534 767787 Attn: Tim Pitt

With a copy to:	Seven Arts Pictures plc 38 Hertford Street London W1J 7SG UK Tel: 44 20 3006 8222 Fax: 44 20 3006 8220 Attn: Peter M. Hoffman / Kate Hoffman

If to Fletcher to:	Fletcher International, Ltd.
c/o Appleby Services (Bermuda) Ltd.
Canon's Court
22 Victoria Street
P.P. Box HM 1179
Hamilton HM EX
Bermuda
Telephone: (441) 295-2244
Facsimile: (441) 292-8666
Attention: Desirae Jones, Corporate Administrator

With a copy to:	Fletcher Asset Management, Inc. 48 Wall Street Address, 5th Floor New York, NY 10005 Telephone: (212) 284-4800 Facsimile: (212) 284-4801 Attention: Jack LaFata

or such other address as may be designated hereafter by notice given pursuant to the terms of this Paragraph 4.3.

4.4
Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Trustee and Fletcher, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver shall be deemed to be a continuing waiver in the future or a waiver of any other provision nor shall any delay or omission of either party to exercise any right hereunder in any manner limit that party's ability to exercise any such right thereafter.

4.5	Headings. The headings herein are for convenience only and shall not be deemed to limit or affect any of the provisions hereof.

4.6
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

4.7
Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement. Each of the parties hereto also agrees not to bring any such suit, action or proceeding in any other court. Each of the parties hereto hereby waives any objection to any such suit, action or proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the suit, action or proceeding has been brought in an inconvenient forum.

4.8
Specific Enforcement. The parties stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by any party in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

4.9
Remedies Cumulative. Any and all remedies set forth in this Agreement: (i) shall be in addition to any and all other remedies the parties may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the parties may elect. The exercise of any remedy by any party shall not be deemed an election of remedies or preclude such party from exercising any other remedies in the future. The prevailing party in any suit, action or proceeding arising out of or based upon this Agreement shall be entitled to recover his or its reasonable attorneys' fees and costs (including experts' and witness fees and costs) from the unsuccessful party.

4.10
Publicity. The Trustee and Fletcher shall consult with each other prior to the issue of any press releases or other public statements with respect to the transactions contemplated herein and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other.

4.11
Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect it shall be deemed severed herefrom and the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

4.12	Time of Essence. Time shall be of the essence in this Agreement.

4.13	Currency. All dollar ($) amounts set forth herein refer to United States dollars. All payments hereunder will be made in lawful currency of the United States of America.

4.14
Counterparts. The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous photocopy or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

4.15
Limited Recourse. Fletcher hereby acknowledges that the Trustee is entering into this Agreement in its capacity as the Trustee of the Trust and that Fletcher will have no recourse to the assets held by the Trustee in its personal or any other capacity other than the assets of the Trust and that the recourse of Fletcher against the Trustee in connection with this Agreement shall be limited to the value of the Trust Fund (as defined in the Trust) less all other liabilities both secured and unsecured properly payable from the Trust Fund which is in the possession or under the control of the Trustee at the time when the Trustee is first given notice by Fletcher of any claim or recourse against the Trustee under or in connection with this Agreement. No provision of this Agreement shall limit the recourse of Fletcher against the PLC pursuant to the Put Agreement or against Mr. Hoffman pursuant to the Guarantee.

4.16
Survival. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall survive Completion. Each party shall be entitled to rely on the representations and warranties of the other party, regardless of any investigation made by or on behalf of the relying party or any officer, director, employee or affiliate of such party, and even if the relying party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Completion.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed,the day and year first before written.

SIGNED FOR AND BEHALF	)
OF SMITH & WILLIAMSON TRUSTEES	)
(JERSEY) LIMITED	)

SIGNED FOR AND BEHALF	)
OF FLETCHER INTERNATIONAL, LTD	)

)

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first before written.

SIGNED FOR AND BEHALF	)
OF SMITH & WILLIAMSON TRUSTEES	)
(JERSEY) LIMITED	)

SIGNED FOR AND BEHALF	)
OF FLETCHER INTERNATIONAL, LTD	)

)